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                                                                 Exhibit 99.B20




                      [GODFREY & KAHN, S.C. LETTERHEAD]



                              December 19, 1996



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

                Re:  Strong Equity Funds, Inc.

Gentlemen:

                We represent Strong Equity Funds, Inc. (the "Company"), in connection with its filing of Post-Effective Amendment No. 9 (the
"Post-Effective Amendment") to the Company's Registration Statement (Registration Nos. 33-70764; 811-8100) on Form N-1A under the Securities Act of 1933 (the "Securities Act") and the Investment Company Act of 1940. The Post-Effective Amendment is being filed pursuant to Rule 485(b) under the Securities Act.

                We have reviewed the Post-Effective Amendment and, in accordance with Rule 485(b)(4) under the Securities Act, hereby represent that the Post-Effective Amendment does not contain disclosures which would render it ineligible to become effective pursuant to Rule 485(b).



                                        Very truly yours,

                                        GODFREY & KAHN, S.C.

                                        /S/ Scott A. Moehrke

                                        Scott A. Moehrke